EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports Fourth Quarter and Full Year 2017 Financial Results and Increases Dividend by 9.1%

HONOLULU, Hawaii January 25, 2018 -- (Globe Newswire) -- First Hawaiian, Inc. (NASDAQ:FHB), (the “Company”) today reported financial results for its fourth quarter and full year ended December 31, 2017.

Highlights

•	Net income for the quarter ended December 31, 2017 and the full year 2017 was $11.7 million, or $0.08 per diluted share, and $183.7 million, or $1.32 per diluted share, respectively.
•

Core net income[1] for the quarter ended December 31, 2017 and the full year 2017, which primarily excludes the impact of a one-time charge to provision for income taxes of $47.6 million due to the revaluation of certain tax-related assets at the projected lower corporate tax rate resulting from the Tax Cuts and Jobs Act, was $59.2 million, or $0.42 per diluted share, and $230.4 million, or $1.65 per diluted share, respectively.

•	The Board of Directors increased the quarterly dividend by 9.1% to $0.24 per share.

“2017 was another successful year for First Hawaiian, and we were able to cap it off with a strong fourth quarter,” said Bob Harrison, Chairman and Chief Executive Officer. “We were also pleased to see the benefits from key strategic initiatives. In residential lending, we are starting to see initial results from the shift in our mortgage lending model, and our commitment to small business lending was recognized by the Small Business Administration (“SBA”), as we were named Hawaii’s 2017 SBA Lender of the Year – Category 1 and 2017 SBA 504 Lender of the Year.”

On January 24, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share, an increase of $0.02 per share from the dividend paid in December 2017. The dividend will be payable on March 9, 2018 to shareholders of record at the close of business on February 26, 2018.

Earnings Highlights

Net income for the quarter ended December 31, 2017 was $11.7 million, or $0.08 per diluted share, compared to $58.4 million, or $0.42 per diluted share, for the quarter ended September 30, 2017, and $56.6 million, or $0.41 per diluted share, for the quarter ended December 31, 2016. Core net income for the quarter ended December 31, 2017 was $59.2 million, or $0.42 per diluted share, compared to $57.0 million, or $0.41 per diluted share, for the quarter ended September 30, 2017, and $56.0 million, or $0.40 per diluted share, for the quarter ended December 31, 2016. Net income for the full year 2017 was $183.7 million, or $1.32 per diluted share, compared to $230.2 million, or $1.65 per diluted share, for the full year 2016. Core net income for the full year 2017 was $230.4 million, or $1.65 per diluted share, compared to $217.1 million, or $1.56 per diluted share for the full year 2016.

Net interest income for the quarter ended December 31, 2017 was $134.9 million, an increase of $1.6 million compared to $133.3 million for the quarter ended September 30, 2017, and an increase of $3.6 million compared to $131.3 million for the quarter ended December 31, 2016.  The increase in net interest income compared to the third quarter of 2017 was due to higher average balances of loans and investment securities and higher yields on investment securities, partially offset by higher rates on deposits. The increase in net interest income compared to the fourth quarter of 2016 was due to higher average balances of loans and higher yields on loans, interest-bearing deposits in other banks, and investment securities, partially offset by higher rates on deposits. Net interest income for the full year 2017 was $528.8 million compared to $491.7 million for 2016.  The increase in net interest income was primarily attributable to higher average balances and yields on loans and investment securities, partially offset by higher rates on deposits.

Net interest margin (“NIM”) was 2.99%, 2.96% and 2.99%, for the quarters ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively. The increase in NIM as compared to the prior quarter was due to increased overall yields on earnings assets, offset by higher deposit costs.

Results for the quarter ended December 31, 2017 included a provision for credit losses of $5.1 million compared to $4.5 million in the quarter ended September 30, 2017 and $3.9 million in the quarter ended December 31, 2016. The provision for credit losses for the full year of 2017 was $18.5 million, compared to $8.6 million in 2016.

1Core net income is a non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14 at the end of this document.

Noninterest income was $54.3 million in the quarter ended December 31, 2017, an increase of $4.6 million compared to noninterest income of $49.7 million in the quarter ended September 30, 2017 and an increase of $3.3 million compared to noninterest income of $51.0 million in the quarter ended December 31, 2016. The increase in noninterest income compared to the third quarter was due to $6.2 million higher other noninterest income, primarily due to a $4.3 million gain on sale of a bank property, compared to a $2.7 million gain on sale of a bank property in the third quarter, and $3.7 million related to intercompany taxes. The increase in noninterest income compared to the fourth quarter of 2016 was primarily due to $5.1 million higher other noninterest income, primarily offset by $1.5 million lower investment securities gains. Noninterest income for full year 2017 was $205.6 million compared to $226.0 million for 2016. The $20.4 million lower noninterest income in 2017 compared to 2016 was primarily due to $27.3 lower investment securities gains, partially offset by higher other noninterest income. Investment securities gains in 2016 included a gain of $22.7 million from the sale of Visa Class B shares.

Noninterest expense was $89.9 million for the quarter ended December 31, 2017, an increase of $5.1 million from $84.8 million in the quarter ended September 30, 2017, and an increase of $5.4 million from $84.5 million in the quarter ended December 31, 2016.  The increase in noninterest expense compared to the third quarter of 2017 was primarily due to $5.6 million higher salaries and employee benefits and $0.8 million higher cards rewards program expenses, partially offset by $1.1 million lower advertising and marketing expenses and $1.1 million lower other expenses.  Salaries and benefits in the fourth quarter included a $3.7 million expense due to the $1,500 bonuses awarded to virtually all employees following the passage of the Tax Cuts and Jobs Act, higher compensation for tellers due to the previously disclosed salary adjustment and higher compensation due to the change in mortgage origination model. The increase in noninterest expense compared to the fourth quarter of 2016 was primarily due to a $6.7 million increase in salaries and benefits, offset by lower expenses in other noninterest expense categories. Noninterest expense for full year 2017 was $347.6 million compared to $337.3 million in 2016, an increase of $10.3 million, primarily due to $6.1 million higher salaries and employee benefits and higher expenses in other noninterest expense categories.

The efficiency ratio was 47.5%, 46.3% and 46.4% for the quarters ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively. The efficiency ratio for full year 2017 was 47.3% compared to 47.0% in 2016.

The provision for taxes in the fourth quarter of 2017 included a $47.6 million charge due to the revaluation of certain tax-related assets at the projected lower corporate tax rate resulting from the Tax Cuts and Jobs Act. Excluding the one-time charge, the effective tax rate for the fourth quarter of 2017 was 37.1% compared with 37.7% in the previous quarter and 39.8% percent in the same quarter last year. Excluding the one-time charge in the fourth quarter of 2017, the effective tax rate for the full year 2017 was 37.2% compared with 38.1% in 2016.

Subsequent to the issuance of the Company’s interim condensed consolidated financial statements as of September 30, 2017, the Company’s management determined that certain expenses were misclassified in prior periods. As a result, certain noninterest income and noninterest expense amounts have been revised from the amounts previously reported to correct the misclassifications. There was no change to net income or earnings per share as previously reported as a result of correcting these misclassifications. A full explanation of the adjustments can be found in the footnote to Table 1.

Balance Sheet Highlights

Total assets were $20.5 billion at December 31, 2017, compared to $20.6 billion at September 30, 2017 and $19.7 billion at December 31, 2016.

The investment securities portfolio was $5.2 billion at December 31, 2017, compared to $5.3 billion at September 30, 2017 and $5.1 billion at December 31, 2016. The portfolio remains largely comprised of securities issued by U. S. government agencies.

Total loans and leases were $12.3 billion at December 31, 2017, up 1.1% from $12.1 billion at September 30, 2017 and up 6.6% from $11.5 billion at December 31, 2016.

The growth in loans and leases in the most recent quarter was due to increases in residential real estate loans of $88.6 million, commercial real estate loans of $41.9 million, construction loans of $34.1 million and consumer loans of $24.3 million. Commercial and industrial loans declined by $55.0 million. The decline in commercial and industrial loans was due to pay downs in the shared national credit portfolio.  Compared to December 31, 2016, the growth in loans and leases was due to increases in commercial real estate loans of $324.1 million, residential real estate loans of $293.6 million, construction loans of $182.9 million and consumer loans of $75.7 million. Commercial and industrial loans declined by $104.3 million.

Total deposits were $17.6 billion at December 31, 2017, unchanged from $17.6 billion at September 30, 2017, and an increase of $0.8 billion, or 4.9%, compared to $16.8 billion at December 31, 2016.

Asset Quality

The Company’s  asset quality remained excellent during the fourth quarter of 2017. Total non-performing assets were $10.2 million, or 0.08% of total loans and leases and other real estate owned, at December 31, 2017, compared to non-performing assets of $8.4 million, or 0.07% of total loans and leases and other real estate owned, at September 30, 2017 and non-performing assets of $9.8 million, or 0.08% of total loans and leases and other real estate owned, at December 31, 2016.

Net charge offs for the quarter ended December 31, 2017 were $5.2 million, or 0.17% of average loans and leases on an annualized basis, compared to $4.1 million, or 0.13% of average loans and leases on an annualized basis for the quarter ended September 30, 2017 and $3.4 million, or 0.12% of average loans and leases on an annualized basis for the quarter ended December 31, 2016. Net charge-offs for the full year 2017 were $16.7 million, or 0.14% of average loans and leases, compared to net charge-offs of $8.6 million, or 0.08% of average loans and leases, in 2016.

The ratio of the allowance for loan and lease losses to total loans and leases was 1.12% at December 31, 2017 compared to 1.13% at September 30, 2017 and 1.18% at December 31, 2016.

Capital

Total stockholders’ equity was $2.5 billion at December 31, 2017, compared to $2.6 billion at September 30, 2017 and $2.5 billion at December 31, 2016.

The tier 1 leverage, common equity tier 1 and total capital ratios were 8.52%, 12.45% and 13.50%, respectively, at December 31, 2017, compared with 8.66%, 12.71% and 13.77% at September 30, 2017 and 8.36%, 12.75% and 13.85% at December 31, 2016.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii.  Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services.  Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 12:00 p.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 6158609. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on February 4, 2018. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 6158609.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2016.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets.  We compute our core return on average total assets as the ratio of core net income to average total assets.  We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525‑6268	(808) 525‑6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2017	2017	2016	2017	2016
Operating Results:
Net interest income	$134,886	$133,319	$131,250	$528,804	$491,672
Provision for loan and lease losses	5,100	4,500	3,900	18,500	8,600
Noninterest income(1)	54,324	49,664	50,984	205,605	226,037
Noninterest expense(1)	89,850	84,784	84,466	347,554	337,280
Net income	11,684	58,363	56,552	183,682	230,178
Basic earnings per share	0.08	0.42	0.41	1.32	1.65
Diluted earnings per share	0.08	0.42	0.41	1.32	1.65
Dividends declared per share	0.22	0.22	0.20	0.88	0.62
Dividend payout ratio	275.00%	52.38%	49.35%	66.67%	37.27%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$134,886	$133,319	$131,250	$528,804	$491,672
Core noninterest income(1)	50,069	46,997	49,468	198,683	198,793
Core noninterest expense(1)	85,777	84,241	83,883	342,097	331,060
Core net income	59,163	57,040	56,001	230,366	217,111
Core basic earnings per share	0.42	0.41	0.40	1.65	1.56
Core diluted earnings per share	0.42	0.41	0.40	1.65	1.56
Performance Ratio:
Net interest margin	2.99%	2.96%	2.99%	2.99%	2.88%
Core net interest margin (non-GAAP)	2.99%	2.96%	2.99%	2.99%	2.88%
Efficiency ratio(1)	47.47%	46.33%	46.35%	47.32%	46.99%
Core efficiency ratio (non-GAAP)(1)	46.36%	46.72%	46.41%	47.02%	47.94%
Return on average total assets	0.23%	1.15%	1.14%	0.92%	1.19%
Core return on average total assets (non-GAAP)	1.16%	1.13%	1.13%	1.16%	1.12%
Return on average tangible assets	0.24%	1.21%	1.20%	0.97%	1.26%
Core return on average tangible assets (non-GAAP)	1.22%	1.18%	1.19%	1.22%	1.18%
Return on average total stockholders' equity	1.80%	9.03%	8.97%	7.24%	8.96%
Core return on average total stockholders' equity (non-GAAP)	9.13%	8.82%	8.88%	9.08%	8.45%
Return on average tangible stockholders' equity (non-GAAP)	2.94%	14.76%	14.88%	11.91%	14.64%
Core return on average tangible stockholders’ equity (non-GAAP)	14.90%	14.42%	14.73%	14.93%	13.80%
Average Balances:
Average loans and leases	$12,169,167	$12,115,001	$11,531,684	$11,944,596	$11,175,213
Average earning assets	17,904,956	17,867,021	17,482,648	17,680,885	17,093,114
Average assets	20,193,919	20,109,090	19,778,918	19,942,807	19,334,653
Average deposits	17,211,872	17,165,355	16,861,525	17,016,382	16,275,811
Average shareholders' equity	2,570,704	2,564,563	2,507,514	2,538,341	2,568,219
Market Value Per Share:
Closing	29.18	30.29	34.82	29.18	34.82
High	30.85	31.48	35.47	35.32	35.47
Low	27.34	26.30	25.80	26.30	24.25

	As of	As of	As of
	December 31,	September 30,	December 31,
	2017	2017	2016
Balance Sheet Data:
Loans and leases	$12,277,369	$12,149,711	$11,520,378
Total assets	20,549,461	20,565,627	19,661,829
Total deposits	17,612,122	17,595,483	16,794,532
Total stockholders' equity	2,532,551	2,581,858	2,476,485

Per Share of Common Stock:
Book value	$18.14	$18.50	$17.75
Tangible book value (non-GAAP)	11.01	11.36	10.61

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.08%	0.06%	0.08%
Allowance for loan and lease losses / total loans and leases	1.12%	1.13%	1.18%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.45%	12.71%	12.75%
Tier 1 Capital Ratio	12.45%	12.71%	12.75%
Total Capital Ratio	13.50%	13.77%	13.85%
Tier 1 Leverage Ratio	8.52%	8.66%	8.36%
Total stockholders' equity to total assets	12.32%	12.55%	12.60%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.86%	8.11%	7.93%

Non-Financial Data:
Number of branches	62	62	62
Number of ATMs	310	312	311
Number of Full-Time Equivalent Employees	2,220	2,184	2,179

(1)

Subsequent to the issuance of the Company’s interim condensed consolidated financial statements as of September 30, 2017, the Company’s management determined that certain expenses related to the card rewards program were incorrectly offset against credit and debit card fee income and credit card interchange assessment fees were incorrectly classified in card rewards program expenses versus credit and debit card fee income in the interim condensed consolidated statements of income for the three months ended September 30, 2017 and December 31, 2016, and consolidated statement of income for the year ended December 31, 2016. As a result, certain noninterest income and noninterest expense amounts have been revised from the amounts previously reported to correct the classification errors. There was no change to net income or earnings per share as previously reported as a result of these errors. Management has evaluated the materiality of these errors on its prior period financial statements from a quantitative and qualitative perspective, and has concluded that these errors were not material to any prior annual or interim period.

Consolidated Statements of Income	Table 2
	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Interest income
Loans and lease financing	$120,244	$118,986	$111,461	$462,675	$428,419
Available-for-sale securities	26,589	24,195	25,884	102,272	83,019
Other	1,725	2,089	968	5,821	7,082
Total interest income	148,558	145,270	138,313	570,768	518,520
Interest expense
Deposits	13,665	11,949	7,048	41,944	26,650
Short-term borrowings and long-term debt	7	2	15	20	198
Total interest expense	13,672	11,951	7,063	41,964	26,848
Net interest income	134,886	133,319	131,250	528,804	491,672
Provision for loan and lease losses	5,100	4,500	3,900	18,500	8,600
Net interest income after provision for loan and lease losses	129,786	128,819	127,350	510,304	483,072
Noninterest income
Service charges on deposit accounts	8,259	8,929	9,208	35,807	37,392
Credit and debit card fees	15,599	16,126	16,482	64,049	65,262
Other service charges and fees	8,346	8,510	8,446	34,063	35,355
Trust and investment services income	7,949	7,672	7,204	30,485	29,440
Bank-owned life insurance	2,659	3,119	1,758	13,283	15,021
Investment securities gains, net	—	—	1,516	—	27,277
Other	11,512	5,308	6,370	27,918	16,290
Total noninterest income	54,324	49,664	50,984	205,605	226,037
Noninterest expense
Salaries and employee benefits	47,215	41,579	40,471	175,351	169,233
Contracted services and professional fees	11,481	10,834	12,221	45,011	45,345
Occupancy	6,103	6,238	5,501	23,485	21,606
Equipment	4,349	4,174	4,777	17,247	16,912
Regulatory assessment and fees	3,715	3,668	4,103	14,907	12,972
Advertising and marketing	936	2,005	1,309	6,191	6,127
Card rewards program	6,256	5,438	6,357	23,363	22,459
Other	9,795	10,848	9,727	41,999	42,626
Total noninterest expense	89,850	84,784	84,466	347,554	337,280
Income before provision for income taxes	94,260	93,699	93,868	368,355	371,829
Provision for income taxes	82,576	35,336	37,316	184,673	141,651
Net income	$11,684	$58,363	$56,552	$183,682	$230,178
Basic earnings per share	$0.08	$0.42	$0.41	$1.32	$1.65
Diluted earnings per share	$0.08	$0.42	$0.41	$1.32	$1.65
Dividends declared per share	$0.22	$0.22	$0.20	$0.88	$0.62
Basic weighted-average outstanding shares	139,588,782	139,556,532	139,530,654	139,560,305	139,487,762
Diluted weighted-average outstanding shares	139,698,674	139,696,330	139,546,875	139,656,993	139,492,608

Consolidated Balance Sheets	Table 3
	December 31,	September 30,	December 31,
(dollars in thousands)	2017	2017	2016
Assets
Cash and due from banks	$367,084	$321,319	$253,827
Interest-bearing deposits in other banks	667,560	793,046	798,231
Investment securities	5,234,658	5,314,973	5,077,514
Loans held for sale	556	—	—
Loans and leases	12,277,369	12,149,711	11,520,378
Less: allowance for loan and lease losses	137,253	137,327	135,494
Net loans and leases	12,140,116	12,012,384	11,384,884

Premises and equipment, net	289,215	289,689	300,788
Other real estate owned and repossessed personal property	329	564	329
Accrued interest receivable	47,987	44,728	41,971
Bank-owned life insurance	438,010	435,607	429,209
Goodwill	995,492	995,492	995,492
Other intangible assets	13,196	13,980	16,809
Other assets	355,258	343,845	362,775
Total assets	$20,549,461	$20,565,627	$19,661,829
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,485,269	$11,687,849	$10,801,915
Noninterest-bearing	6,126,853	5,907,634	5,992,617
Total deposits	17,612,122	17,595,483	16,794,532
Short-term borrowings	—	—	9,151
Long-term debt	34	34	41
Retirement benefits payable	134,218	135,092	132,904
Other liabilities	270,536	253,160	248,716
Total liabilities	18,016,910	17,983,769	17,185,344

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,599,454 / 139,588,782 shares as of December 31, 2017, issued and outstanding: 139,586,282 shares as of September 30, 2017 and issued and outstanding: 139,530,654 shares as of December 31, 2016)	1,396	1,396	1,395
Additional paid-in capital	2,488,643	2,489,273	2,484,251
Retained earnings	139,177	158,303	78,850
Accumulated other comprehensive loss, net	(96,383)	(67,114)	(88,011)
Treasury stock (10,672 shares as of December 31, 2017 and nil as of both September 30, 2017 and December 31, 2016)	(282)	—	—
Total stockholders' equity	2,532,551	2,581,858	2,476,485
Total liabilities and stockholders' equity	$20,549,461	$20,565,627	$19,661,829

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$479.4	$1.6	1.31%	$597.5	$2.0	1.30%	$673.7	$0.9	0.57%
Available-for-Sale Investment Securities	5,236.8	26.6	2.01	5,124.9	24.2	1.88	5,277.2	25.9	1.95
Loans Held for Sale	0.1	—	3.57	0.1	—	3.62	—	—	—
Loans and Leases (1)
Commercial and industrial	3,130.3	26.3	3.34	3,276.4	27.3	3.31	3,314.3	25.7	3.09
Real estate - commercial	2,755.1	25.6	3.68	2,696.4	25.1	3.69	2,431.4	23.1	3.78
Real estate - construction	605.5	5.5	3.57	570.6	5.1	3.54	470.7	3.8	3.21
Real estate - residential	3,933.9	40.3	4.07	3,846.8	39.2	4.04	3,636.9	37.0	4.04
Consumer	1,575.1	21.3	5.36	1,546.9	21.0	5.39	1,493.9	20.6	5.49
Lease financing	169.3	1.3	2.94	177.9	1.3	2.91	184.5	1.3	2.75
Total Loans and Leases	12,169.2	120.3	3.92	12,115.0	119.0	3.90	11,531.7	111.5	3.85
Other Earning Assets	19.5	0.1	2.98	29.5	0.1	1.22	—	—	—
Total Earning Assets (2)	17,905.0	148.6	3.29	17,867.0	145.3	3.23	17,482.6	138.3	3.15
Cash and Due from Banks	317.5			324.0			312.5
Other Assets	1,971.4			1,918.1			1,983.8
Total Assets	$20,193.9			$20,109.1			$19,778.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,401.0	$1.3	0.12%	$4,505.1	$1.1	0.10%	$4,446.1	$0.6	0.06%
Money Market	2,582.1	1.1	0.17	2,607.7	0.9	0.13	2,680.4	0.7	0.10
Time	4,299.7	11.3	1.04	4,208.0	10.0	0.94	3,923.1	5.7	0.58
Total Interest-Bearing Deposits	11,282.8	13.7	0.48	11,320.8	12.0	0.42	11,049.6	7.0	0.25
Short-Term Borrowings	2.3	—	1.11	0.8	—	0.91	11.1	—	0.49
Total Interest-Bearing Liabilities	11,285.1	13.7	0.48	11,321.6	12.0	0.42	11,060.7	7.0	0.25
Net Interest Income		$134.9			$133.3			$131.3
Interest Rate Spread			2.81%			2.81%			2.90%
Net Interest Margin			2.99%			2.96%			2.99%
Noninterest-Bearing Demand Deposits	5,929.1			5,844.6			5,811.9
Other Liabilities	409.0			378.3			398.8
Stockholders' Equity	2,570.7			2,564.6			2,507.5
Total Liabilities and Stockholders' Equity	$20,193.9			$20,109.1			$19,778.9

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$507.3	$5.5	1.09%	$1,368.9	$7.1	0.52%
Available-for-Sale Investment Securities	5,201.5	102.3	1.97	4,549.0	83.0	1.82
Loans and Leases (1)
Commercial and industrial	3,230.2	103.6	3.21	3,229.5	96.0	2.97
Real estate - commercial	2,643.6	96.7	3.66	2,313.0	86.0	3.72
Real estate - construction	537.8	18.6	3.45	436.4	14.2	3.26
Real estate - residential	3,821.5	155.8	4.08	3,553.6	145.9	4.10
Consumer	1,540.0	83.1	5.40	1,454.4	80.9	5.56
Lease financing	171.5	4.9	2.87	188.3	5.4	2.86
Total Loans and Leases	11,944.6	462.7	3.87	11,175.2	428.4	3.83
Other Earning Assets	27.5	0.3	1.04	—	—	—
Total Earning Assets (2)	17,680.9	570.8	3.23	17,093.1	518.5	3.03
Cash and Due from Banks	321.4			289.9
Other Assets	1,940.5			1,951.7
Total Assets	$19,942.8			$19,334.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,475.2	$3.9	0.09%	$4,390.3	$2.6	0.06%
Money Market	2,576.0	3.3	0.13	2,478.4	2.3	0.09
Time	4,096.4	34.8	0.85	3,817.6	21.7	0.57
Total Interest-Bearing Deposits	11,147.6	42.0	0.38	10,686.3	26.6	0.25
Short-Term Borrowings	2.2	—	0.80	113.6	0.2	0.17
Total Interest-Bearing Liabilities	11,149.8	42.0	0.38	10,799.9	26.8	0.25
Net Interest Income		$528.8			$491.7
Interest Rate Spread			2.85%			2.78%
Net Interest Margin			2.99%			2.88%
Noninterest-Bearing Demand Deposits	5,868.8			5,589.5
Other Liabilities	385.9			377.1
Stockholders' Equity	2,538.3			2,568.2
Total Liabilities and Stockholders' Equity	$19,942.8			$19,334.7

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended December 31, 2017
	Compared to September 30, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.4)	$—	$(0.4)
Available-for-Sale Investment Securities	0.6	1.8	2.4
Loans and Leases
Commercial and industrial	(1.2)	0.2	(1.0)
Real estate - commercial	0.5	—	0.5
Real estate - construction	0.4	—	0.4
Real estate - residential	0.9	0.2	1.1
Consumer	0.4	(0.1)	0.3
Total Loans and Leases	1.0	0.3	1.3
Other Earning Assets	(0.1)	0.1	—
Total Change in Interest Income	1.1	2.2	3.3

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.2	0.2
Money Market	—	0.2	0.2
Time	0.2	1.1	1.3
Total Interest-Bearing Deposits	0.2	1.5	1.7
Total Change in Interest Expense	0.2	1.5	1.7
Change in Net Interest Income	$0.9	$0.7	$1.6

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended December 31, 2017
	Compared to December 31, 2016
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.4)	$1.0	$0.6
Available-for-Sale Investment Securities	(0.2)	0.9	0.7
Loans and Leases
Commercial and industrial	(1.5)	2.1	0.6
Real estate - commercial	3.0	(0.6)	2.4
Real estate - construction	1.2	0.5	1.7
Real estate - residential	3.0	0.4	3.4
Consumer	1.1	(0.4)	0.7
Lease financing	(0.1)	0.1	—
Total Loans and Leases	6.7	2.1	8.8
Other Earning Assets	0.1	—	0.1
Total Change in Interest Income	6.2	4.0	10.2

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.6	0.6
Money Market	—	0.4	0.4
Time	0.6	5.0	5.6
Total Interest-Bearing Deposits	0.6	6.0	6.6
Total Change in Interest Expense	0.6	6.0	6.6
Change in Net Interest Income	$5.6	$(2.0)	$3.6

Analysis of Change in Net Interest Income			Table 8
	Year Ended December 31, 2017
	Compared to December 31, 2016
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(6.3)	$4.7	$(1.6)
Available-for-Sale Investment Securities	12.5	6.8	19.3
Loans and Leases
Commercial and industrial	—	7.6	7.6
Real estate - commercial	12.1	(1.5)	10.6
Real estate - construction	3.5	0.9	4.4
Real estate - residential	10.9	(1.0)	9.9
Consumer	4.7	(2.5)	2.2
Lease financing	(0.5)	—	(0.5)
Total Loans and Leases	30.7	3.5	34.2
Other Earning Assets	0.3	—	0.3
Total Change in Interest Income	37.2	15.0	52.2

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	1.2	1.2
Money Market	0.1	0.9	1.0
Time	1.7	11.4	13.1
Total Interest-Bearing Deposits	1.8	13.5	15.3
Short-Term Borrowings	(0.4)	0.2	(0.2)
Total Change in Interest Expense	1.4	13.7	15.1
Change in Net Interest Income	$35.8	$1.3	$37.1

Loans and Leases			Table 9
	December 31,	September 30,	December 31,
(dollars in thousands)	2017	2017	2016
Commercial and industrial	$3,135,266	$3,190,237	$3,239,600
Real estate:
Commercial	2,667,597	2,625,688	2,343,495
Construction	632,911	598,763	450,012
Residential	4,090,053	4,001,478	3,796,459
Total real estate	7,390,561	7,225,929	6,589,966
Consumer	1,586,476	1,562,172	1,510,772
Lease financing	165,066	171,373	180,040
Total loans and leases	$12,277,369	$12,149,711	$11,520,378

Deposits			Table 10
	December 31,	September 30,	December 31,
(dollars in thousands)	2017	2017	2016
Demand	$6,126,853	$5,907,634	$5,992,617
Savings	4,509,419	4,411,411	4,609,306
Money Market	2,801,968	2,631,311	2,454,013
Time	4,173,882	4,645,127	3,738,596
Total Deposits	$17,612,122	$17,595,483	$16,794,532

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More			Table 11
	December 31,	September 30,	December 31,
(dollars in thousands)	2017	2017	2016
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$2,932	$2,312	$2,730
Lease financing	—	—	153
Total Commercial Loans	4,718	2,312	2,883
Residential	5,107	5,562	6,547
Total Non-Accrual Loans and Leases	9,825	7,874	9,430
Other Real Estate Owned	329	564	329
Total Non-Performing Assets	$10,154	$8,438	$9,759

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$220	$1,751	$449
Real estate - commercial	1,400	3,247	—
Lease financing	—	—	83
Total Commercial Loans	1,620	4,998	532
Residential	1,360	1,055	866
Consumer	1,394	1,894	1,870
Total Accruing Loans and Leases Past Due 90 Days or More	$4,374	$7,947	$3,268

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	34,130	36,728	44,496
Total Loans and Leases	$12,277,369	$12,149,711	$11,520,378

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2017	2017	2016	2017	2016
Balance at Beginning of Period	$137,327	$136,883	$135,025	$135,494	$135,484
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(181)	(408)	—	(1,519)	(348)
Lease financing	—	(1)	—	(147)	—
Total Commercial Loans	(181)	(409)	—	(1,666)	(348)
Residential	(93)	(293)	(3)	(408)	(799)
Consumer	(6,765)	(6,263)	(5,412)	(23,851)	(18,791)
Total Loans and Leases Charged-Off	(7,039)	(6,965)	(5,415)	(25,925)	(19,938)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	19	582	23	844	251
Real estate - commercial	128	336	41	596	3,329
Lease financing	—	—	1	—	2
Total Commercial Loans	147	918	65	1,440	3,582
Residential	77	139	242	687	1,358
Consumer	1,641	1,852	1,677	7,057	6,408
Total Recoveries on Loans and Leases Previously Charged-Off	1,865	2,909	1,984	9,184	11,348
Net Loans and Leases Charged-Off	(5,174)	(4,056)	(3,431)	(16,741)	(8,590)
Provision for Credit Losses	5,100	4,500	3,900	18,500	8,600
Balance at End of Period	$137,253	$137,327	$135,494	$137,253	$135,494
Average Loans and Leases Outstanding	$12,169,167	$12,115,001	$11,531,684	$11,944,596	$11,175,213
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.17%	0.13%	0.12%	0.14%	0.08%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.12%	1.13%	1.18%	1.12%	1.18%

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Income Statement Data:
Net income	$11,684	$58,363	$56,552	$183,682	$230,178

Average total stockholders' equity	$2,570,704	$2,564,563	$2,507,514	$2,538,341	$2,568,219
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,575,212	$1,569,071	$1,512,022	$1,542,849	$1,572,727

Average total assets	$20,193,919	$20,109,090	$19,778,918	$19,942,807	$19,334,653
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$19,198,427	$19,113,598	$18,783,426	$18,947,315	$18,339,161

Return on average total stockholders' equity(1)	1.80%	9.03%	8.97%	7.24%	8.96%
Return on average tangible stockholders' equity (non-GAAP)(1)	2.94%	14.76%	14.88%	11.91%	14.64%

Return on average total assets(1)	0.23%	1.15%	1.14%	0.92%	1.19%
Return on average tangible assets (non-GAAP)(1)	0.24%	1.21%	1.20%	0.97%	1.26%

Average stockholders' equity to average assets	12.73%	12.75%	12.68%	12.73%	13.28%
Tangible average stockholders' equity to tangible average assets (non-GAAP)	8.20%	8.21%	8.05%	8.14%	8.58%

	As of	As of	As of
	December 31,	September 30,	December 31,
	2017	2017	2016
Balance Sheet Data:
Total stockholders' equity	$2,532,551	$2,581,858	$2,476,485
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$1,537,059	$1,586,366	$1,480,993

Total assets	$20,549,461	$20,565,627	$19,661,829
Less: goodwill	995,492	995,492	995,492
Tangible assets	$19,553,969	$19,570,135	$18,666,337

Shares outstanding	139,588,782	139,586,282	139,530,654

Total stockholders' equity to total assets	12.32%	12.55%	12.60%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.86%	8.11%	7.93%

Book value per share	$18.14	$18.50	$17.75
Tangible book value per share (non-GAAP)	$11.01	$11.36	$10.61

(1)	Annualized for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016.

GAAP to Non-GAAP Reconciliation	Table 14
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Net interest income	$134,886	$133,319	$131,250	$528,804	$491,672
Core net interest income (non-GAAP)	$134,886	$133,319	$131,250	$528,804	$491,672

Noninterest income	$54,324	$49,664	$50,984	$205,605	$226,037
Gains on sale of real estate	(4,255)	(2,667)	—	(6,922)	—
Gains on sale of securities	—	—	(1,516)	—	(4,566)
Gains on sale of stock (Visa/MasterCard)	—	—	—	—	(22,678)
Core noninterest income (non-GAAP)	$50,069	$46,997	$49,468	$198,683	$198,793

Noninterest expense	$89,850	$84,784	$84,466	$347,554	$337,280
One-time items(1)	(4,073)	(543)	(583)	(5,457)	(6,220)
Core noninterest expense (non-GAAP)	$85,777	$84,241	$83,883	$342,097	$331,060

Net income	$11,684	$58,363	$56,552	$183,682	$230,178
Gains on sale of real estate	(4,255)	(2,667)	—	(6,922)	—
Gains on sale of securities	—	—	(1,516)	—	(4,566)
Gains on sale of stock (Visa/MasterCard)	—	—	—	—	(22,678)
One-time items(1)	4,073	543	583	5,457	6,220
Tax reform bill	47,598	—	—	47,598	—
Tax adjustments(2)	63	801	382	551	7,957
Total core adjustments	47,479	(1,323)	(551)	46,684	(13,067)
Core net income (non-GAAP)	$59,163	$57,040	$56,001	$230,366	$217,111
Core basic earnings per share (non-GAAP)	$0.42	$0.41	$0.40	$1.65	$1.56
Core diluted earnings per share (non-GAAP)	$0.42	$0.41	$0.40	$1.65	$1.56

(1)	One-time items include salaries and benefits stemming from the 2017 tax reform bill and initial public offering related costs.
(2)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period, exclusive of one-time tax reform bill expense.